CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

GEM PORPHYRY, INC.

     We hereby consent to the use of our report dated January 17, 2000, for the period ended at December 31, 1999, 1998 and the related statements of operations, stockholders' equity, and cash flows for the years ended December 31, 37, 1998 and the years ended December 31, 1999, and 1998, and 1997 and the period October 19, 1982 (date of inception) to December 31, 1999 in the registration statement of GEM PORPHYRY, INC. filed in the form 10-SB in accordance with Section 12 of the Securities Exchange Act of 1934.

/s/ Andersen  Andersen  and  Strong  L.L.C.

January 17, 2000
Salt  Lake  City,  Utah